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                                                                     EXHIBIT 4.5



                               SECURITY AGREEMENT


                           DATED AS OF APRIL 12, 2001

                                       BY

                                OPTIMATION, INC.,

                                   IN FAVOR OF


                          LASALLE BUSINESS CREDIT, INC.



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                               SECURITY AGREEMENT



         THIS SECURITY AGREEMENT, dated as of April 12, 2001 (this "Agreement"), is made by OPTIMATION, INC., an Alabama corporation ("Debtor") in favor of LASALLE BUSINESS CREDIT, INC., a Delaware corporation (the "Secured Party").

                                    RECITALS


         A. Nematron Corporation, a Michigan corporation (the "Borrower"), and the Secured Party have entered into that certain Amended and Restated Loan and Security Agreement dated as of June 30, 2000 (the "Loan Agreement"), evidencing the extension by the Secured Party of loans and other financial accommodations (the "Loans") to the Borrower.


         B. Debtor has entered into that certain Continuing Unconditional Guaranty dated as of April 12, 2001 (the "Guaranty"), in favor of the Secured Party, which guarantees the full and timely payment and performance of Borrower's obligations to Secured Party.


         C. It is a condition precedent to the Secured Party's obligation to extend the Loans to the Borrower that Debtor has executed and delivered the Guaranty and has secured its obligations to Secured Party under the Guaranty and granted a security interest in the collateral described herein by executing and delivering this Security Agreement.


         D. Debtor expects to receive substantial and direct benefits from the Secured Party's extension of the Loans to the Borrower, and Debtor desires to execute and deliver this Security Agreement.

                                    AGREEMENT

         NOW, THEREFORE in consideration of the premises, to induce the Secured Party to enter into the Loan Agreement and to extend the loans and financial accommodations contemplated thereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor, agrees with Secured Party as follows:

                                    ARTICLE I
                                   DEFINITIONS


         1.01 Definitions. All capitalized terms used herein and not otherwise defined below, shall have meanings assigned to them in the Loan Agreement. The Definitions in the Recitals shall have the same meanings in this Agreement. The following terms used herein have the meanings defined below:


         "COLLATERAL" shall mean all of the personal property of Debtor described in Section 2.01 hereof.

         "PERMITTED LIENS" shall mean: (i) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts which are either (x) not yet due or declared to be due by the claimant thereunder or (y) being contested in good faith by appropriate proceeding and as to which Debtor maintains reserves adequate to discharge such lien; (ii) liens or security interests in favor of LaSalle; (iii) zoning restrictions and easements, rights of way, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on Debtor's ability to use such real property for its intended purpose in connection with Debtor's business; (iv) liens securing the payment of taxes or other governmental charges not yet delinquent or being

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contested in good faith and by appropriate proceedings; (v) liens incurred or deposits made in the ordinary course of Debtor's business in connection with capitalized leases or purchase money security interests for purchase of, and applying only to, Equipment included in the permitted borrowings under paragraph 13(p) of the Loan Agreement or permitted as Capital Expenditures under paragraph 14(m) of the Loan Agreement; (vi) liens securing indebtedness owing by any subsidiary of Debtor to Debtor to the extent such indebtedness is permitted under paragraph 14(h) of the Loan Agreement, or to any other subsidiary of Debtor; (vii) deposits to secure performance of bids, trade contracts, leases and statutory obligations (to the extent not excepted elsewhere herein); (viii) a security interest in favor of Compass Bank securing indebtedness not exceeding $675,000 in the aggregate; (ix) a security interest in favor of Keith Schonrock securing indebtedness for borrowed money not exceeding $50,000 in the aggregate; (x) any lien arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by an lien permitted by any of the foregoing subparagraphs (i) through (ix) inclusive, provided, that (a) such indebtedness is not secured by any additional assets, and (b) the amount of such indebtedness is not increased; (xi) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (xii) securities and other properties held at banks or financial institutions to secure the payment or reimbursement under overdraft, acceptance and other facilities; (xiii) rights of setoff, banker's lien and other similar rights arising solely by operation of law; (xiv) liens in the nature of any minor imperfections of title, including but not limited to easements, covenants, rights of way or other similar restrictions which would not materially adversely affect the use of the property to which they relate, have a material adverse effect on the sale or lease of such property or render title thereto unmarketable; and (xv) liens securing appeal bonds.

                                   ARTICLE II
                           GRANT OF SECURITY INTEREST


         2.01 Security Interest. As security for the payment and performance of its obligations under the Guaranty, Debtor hereby assigns to LaSalle and grants to LaSalle a continuing security interest (subject only to Permitted Liens) in the following property of Debtor, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Debtor has given rise to Accounts and have been returned to or repossessed or stopped in transit by Debtor; (b) all Chattel Paper, Instruments, Investment Property, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory) including, without limitation, Equipment, vehicles and fixtures; (e) all deposits and cash and any other property of Debtor now or hereafter in the possession, custody or control of LaSalle or any agent or any parent, affiliate or subsidiary of LaSalle or any participant with LaSalle in the Loans for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (f) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Debtor's books and records relating to any of the foregoing and to Debtor's business.

                                   ARTICLE III
                     DEBTOR'S REPRESENTATIONS AND WARRANTIES

         Debtor represents and warrants that:


         3.01 Location of Chief Executive Office and Principal Place of Business. The chief executive office and principal place of business of Debtor, and the books and records relating to the Collateral, are located at the locations set forth on Schedule 3.01.

         3.02 Location of Collateral. All Equipment, Inventory, and fixtures are, or will be, located at the locations set forth on Schedule 3.02.


         3.03 Ownership of Collateral. Debtor owns the Collateral free of all encumbrances and security interests, except Permitted Liens. Chattel Paper constituting Collateral evidences a perfected security interest


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in the goods covered by it, free from all other encumbrances and security interests. No financing statement (other than that filed by any secured party with respect to Permitted Liens) is on file covering the Collateral or any of it. Debtor may grant the Security Interest in the Collateral. Each of the patents, trademarks, copyrights and licenses thereof are subsisting, as of the date hereof, and have not been adjudged invalid or enforceable, in whole or in part.


         3.04 Accounts. Each Account and Chattel Paper constituting Collateral as of this date arose from the performance of services by Debtor from a bona fide sale or lease of goods, which have been delivered or shipped to the Account Debtor, and for which Debtor has genuine invoices, shipping documents or receipts. Each Account constituting Collateral as of this date is genuine and enforceable against the Account Debtor according to its terms. It, and the transaction out of which it arose, comply with all applicable laws and regulations. The amount represented by Debtor to Secured Party as owing by each Account Debtor is the amount actually owing and is not subject to setoff, credit, allowance or adjustment, except discount for prompt payment, nor has any Account Debtor returned the goods or disputed its liability.


         3.05 No Defaults under Collateral. There has been no default as of this date according to the terms of any Collateral and no step has been taken to foreclose the security interest it evidences or otherwise to enforce its payment, and as of this date, Debtor has no notice or knowledge which might impair the credit standing of any Account Debtor.


         3.06 Filings. Debtor shall ensure and warrant that fully executed financing statements containing a description of the Collateral will be filed of record in every governmental, municipal or other office in every jurisdiction located within the United States and its respective territories and possessions or such other analogous documents in other countries as are necessary to publish notice of and protect the validity of and to establish a valid and perfected security interest in favor of the Secured Party in respect of the Collateral in which a security interest may be perfected by filing a financing statement or analogous document in the United States and its political subdivisions, territories and possessions pursuant to the Uniform Commercial Code ("UCC") or other applicable law in such jurisdictions or pursuant to applicable law in other countries, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or other documents of similar effect.


         3.07 Validity of Security Interests. The Security Interest constitutes a valid and perfected security interest in all the Collateral in which a security interest may be perfected by filing a financing statement or analogous document in the United States and its political subdivisions, territories and possessions pursuant to the UCC or other applicable law in such jurisdictions.

                                   ARTICLE IV
                               DEBTOR'S COVENANTS


         From the date hereof, and thereafter until the Liabilities are satisfied in full and Secured Party terminates the security interests and liens granted under Section 2.01:

         4.01 Filing; Notification; Re-Filing. Debtor shall, at its sole cost and expense, take or cause to be taken all action which Secured Party may reasonably request and which may be necessary or desirable in order to ensure that the Security Interest will at all times remain a properly perfected security interest (subject only to Permitted Liens) and to enable Secured Party to exercise or enforce rights hereunder, including, but not limited to: (a) delivering to Secured Party, endorsed or accompanied by such instruments of assignment as Secured Party may specify, and stamping and marking, in such manner as Secured Party may specify, any and all chattel paper, instruments, letters and advices of credit, title certificates and documents evidencing or forming a part of the Collateral; and (b) executing and delivering such financing statements, pledges, designations, hypothecations, notices and assignments, in each case in form and substance satisfactory to Secured Party, relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the UCC or other applicable laws, the laws of such other state or states or other jurisdictions as Secured Party may from time to time reasonably request, and the laws of the United States of America. In the event that



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any rerecording or refiling (or the filing of any statement of continuation or assignment of any financing statement) or any repledge or reassignment, or any other action, is required at any time to protect, preserve or maintain the Security Interest, Debtor shall, at its sole cost and expense, cause the same to be done or taken at such time and in such manner as may be necessary and as may be reasonably requested by Secured Party.


         4.02 Ownership of Collateral. Debtor shall at all times be the sole owner of each and every item of Collateral, and shall defend the Security Interest and Debtor's title to the Collateral at Debtor's own expense.


         4.03 Records and Inspections. Debtor shall at all times keep accurate and complete records of the Collateral, and permit Secured Party to enter upon Debtor's place of business at any time and from time to time during reasonable business hours, and without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from and copies of the books, records, journals, orders, receipts and correspondence which relate to the Collateral or other transactions between the parties hereto and the respective general financial condition of Debtor.


         4.04 Change in Location, Name. Without giving Secured Party at least thirty (30) days' prior written notice thereof, Debtor shall not: (a) move any chief executive office or the books and records relating to the Collateral from the location specified in Section 3.01; (b) except as permitted under Section 4.06, move any Inventory, Equipment or fixtures to a location other than those specified in Section 3.02; or (c) change its name, identity or corporate structure.


         4.05 Maintenance of Collateral; Insurance. Debtor shall maintain all tangible items of Collateral in good repair and working condition. Debtor shall procure and maintain insurance against loss, theft, destruction or damage to the Collateral for the full replacement value thereof, and business interruption, with such insurers as are acceptable to Secured Party, plus other insurance thereon in the amounts and against such risks as Secured Party may specify, and promptly deliver an original copy of each policy to Secured Party, with a standard lender's loss payable clause in favor of Secured Party, as well as a clause requiring the insurer to provide Secured Party at least thirty (30) days' prior written notice of the cancellation, expiration, termination or any change in the coverage afforded under any such policy.


         4.06 Disposition of Collateral. Debtor shall not sell, assign, transfer or otherwise dispose of any Collateral to anyone other than Secured Party, provided that, notwithstanding the foregoing, so long as no Event of Default has occurred: (a) Inventory may be sold in the ordinary course of business; and (b) Equipment may be sold or disposed of if (i) in the reasonable judgment of the Debtor, it is obsolete or no longer useful in the conduct of Debtor's business or (ii) in the ordinary course of business the proceeds are used to acquire Equipment (with a fair market value and useful life at least equal to that of the equipment being substituted or replaced) in substitution or replacement therefor.


         4.07 Compromise of Accounts. Debtor shall not, after an Event of Default has occurred and is continuing, grant any extension of time for payment of any Account or compromise, compound or settle the same for less than the full amount thereof, or release wholly or partly any person liable for the payment thereof, or allow any credit or discount whatsoever thereon.


         4.08 Liens. Debtor shall not pledge, grant any liens on, or grant security interests in the Collateral, other than the security interest granted hereby in favor of Secured Party and Permitted Liens. The Collateral shall not at any time be subject to any lien that is prior to, on a parity with, or junior to the security interest in favor of Secured Party, other than Permitted Liens.


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         4.09 Covenants Regarding Patent, Trademark and Copyright Collateral.

                  (a) Debtor (either itself or through licensees) will, for each Patent, not do any act, or omit to do any act, whereby any Patent which is material to the conduct of Debtor's business may become invalidated or dedicated to the public, and shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.


                  (b) Debtor (either itself or through licensees or sublicensees) will, for each Trademark material to the conduct of Debtor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.


                  (c) Debtor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.


                  (d) Debtor shall notify the Secured Party immediately if Debtor knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding Debtor's ownership or any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.


                  (e) In no event shall Debtor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Secured Party, and, upon request of the Secured Party, executes and delivers any and all agreements, instruments, documents and papers as the Secured Party may request to evidence the Secured Party's security interest in such Patent, Trademark or Copyright of any Debtor relating thereto or represented thereby, and the Debtor hereby appoints the Secured Party its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until the Liabilities are paid in full.


                  (f) Debtor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights which is material to the conduct of Debtor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.


                  (g) In the event that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of Debtor's business is believed infringed, misappropriated or diluted by a third party, Debtor promptly shall notify the Secured Party after Debtor learns thereof and take such other actions as are appropriate under the circumstances to protect such Collateral in Debtor's reasonable business judgment.



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                                    ARTICLE V
                            SECURED PARTY'S REMEDIES

         Upon the occurrence and during the continuance of an Event of Default:

         5.01 UCC. Secured Party shall have all rights provided to a secured party following a default under the UCC.


         5.02 Setoff. Secured Party may, without prior notice or demand, set off against any credit balance or other money held by or deposited with Secured Party, all or any part of the Liabilities.


         5.03 Possession of Collateral. Secured Party may, at any time and from time to time, with or without judicial process or the aid or assistance of others, enter upon any premises in which Collateral may be located and, without resistance or interference by Debtor, take physical possession of any items of Collateral and maintain such possession on Debtor's premises or move the Collateral or any part thereof to such other places as Secured Party shall choose without being liable to Debtor on account of any losses, damage or depreciation that may occur as a result thereof so long as Secured Party shall not breach the peace, dispose of all or any part of the Collateral on any premises of Debtor, require Debtor to assemble and make available to Secured Party at the expense of Debtor all or any part of the Collateral at any place and time designated by Secured Party, or to remove all or any part of the Collateral from any premises in which any part may be located for the purpose of effecting sale or other disposition thereof.

         5.04 Notice to Account Debtors or Obligors. Secured Party may:

              (a) Notify, or require Debtor to notify, in writing any Account Debtor or other obligor with respect to any one or more of the Accounts to make payment to Secured Party or any agent or designee of Secured Party, at such address as may be specified by Secured Party;


              (b) Direct Debtor to hold all payments which they receive with respect to any one or more of the Accounts in trust for Secured Party, and Debtor shall so hold such funds without commingling them with other funds of Debtor and shall, in accordance with the direction of Secured Party, either (i) deliver the same to Secured Party, or any agent or designee of Secured Party, immediately upon receipt by Debtor in the identical form received, together with any necessary endorsements or
         (ii) immediately deposit them in a separate account maintained by Secured Party, or any agent or designee of Secured Party, in which only such payments and other proceeds of Collateral shall be deposited. When any notice to make payments directly to Secured Party, or any such agent or designee, shall have been given pursuant to clause (i) above, Debtor shall no longer have any right to collect the affected Accounts. If, notwithstanding the giving of any notice, any Account Debtor or other obligor shall make payment to Debtor, Debtor shall hold all such payments it receives in trust for Secured Party, without commingling the same with other funds of Debtor, and shall deliver the same to Secured Party, or any such agent or designee, immediately upon receipt by Debtor in the identical form received, together with any necessary endorsements. Secured Party may settle or adjust disputes and claims directly with account debtors and other obligors of Debtor for amounts and on terms which Secured Party considers advisable. Nothing herein contained shall be construed as requiring or obligating Secured Party, or any such agent or designee, to make any demand, or to make an inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action with respect to any Accounts or the monies due or to become due thereunder or to take any steps necessary to preserve any rights against prior parties. Secured Party shall not have any liability to Debtor for actions taken in good faith pursuant to this Section 5.04. All amounts received or deposited with Secured Party pursuant to this Section representing the proceeds of Accounts shall be applied to the payment of the Liabilities, in such order as is set forth in Section 5.08 hereof. Secured Party may, but shall not be obligated to, deliver any amounts received or deposited pursuant to this Section to Debtor for use by Debtor in the ordinary course of its business, but the Security Interest in any such proceeds delivered to Debtor shall continue and shall


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         not be affected by such delivery, and Debtor shall not commingle any proceeds so delivered with any of their other funds.


         5.05 Appointment to Act for Debtor After an Event of Default. Debtor, effective immediately upon the occurrence thereof and without the necessity of further action on the part of Secured Party, and until the Event of Default is waived in writing or cured to the sole satisfaction of Secured Party:


              (a) Irrevocably authorizes Secured Party, or any agent or designee of Secured Party, to perform any and all the acts that Secured Party is permitted to perform under any provision of this Agreement;


              (b) Constitutes and appoints Secured Party, or any agent or designee of Secured Party, as Debtor's true and lawful attorney and agent, with full power of substitution, in the place and stead of Debtor and either in its own name or in the name of Debtor:


                   (i) to endorse Debtor's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Secured Party's possession;


                   (ii) to sign Debtor's name on any invoice or bill of lading relating to any Accounts, on drafts against customers, on schedules and assignments of Accounts, on notices of assignment, financing and continuation statements and other public records, on verifications of accounts, on notices to or from customers and on any and all documents necessary to effectuate drawings under letters of credit;


                   (iii) to notify the post office authorities to change the
                         address for delivery of Debtor's mail to an address designated by Secured Party;


                   (iv) to receive, open and dispose of all mail addressed to Debtor; and


                   (v) to send requests for verification of Accounts to customers or Account Debtors; and


              (c) Ratifies and approves all actions taken pursuant to the foregoing power of attorney whether taken by Secured Party or by any other person or persons designated by Secured Party, and Secured Party will not be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than those occasioned by Secured Party's gross negligence or willful misconduct. This power shall be deemed coupled with an interest and shall be irrevocable until the Liabilities have been fully satisfied. Secured Party may appoint such persons, firms or corporations as, in its sole discretion, it may determine, for the purpose of exercising any powers and taking any action permitted to be exercised or taken by Secured Party under or pursuant to any of the provisions of this Agreement.


         5.06 No Election of Remedies. In addition to the foregoing remedies, Secured Party shall have all of the rights and remedies provided to the Secured Party by the Loan Agreement and the Other Agreements. No remedy herein conferred upon Secured Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         5.07 No Marshalling. Secured Party shall not be required to make any demand upon or pursue or exhaust any of its rights or remedies against Debtor or others with respect to the payment of the Liabilities, and shall not be required to marshall the Collateral or to resort to the Collateral in any particular order and all of the rights of Secured Party hereunder shall be cumulative. To the extent that they lawfully may, Debtor hereby agrees to waive and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of, and does hereby covenant not to assert against Secured Party, any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement or in respect of the Collateral. To the extent it lawfully may, without limiting the generality of the foregoing, Debtor hereby agrees that it will not invoke or utilize any law which might cause delay in, or impede, the enforcement of Secured Party's rights under this Security Agreement, and hereby waives the same.


         5.08 Assembly of Collateral. Secured Party may, at its option, demand that Debtor forthwith assemble at places selected by Secured Party, whether at Debtor's premises or elsewhere, and Debtor hereby covenants forthwith so to assemble at its own expense, such items of the Collateral comprising part of the Collateral as are designated by Secured Party, and Secured Party shall have the right to enter upon the premises where such Collateral is located and take possession of all such Collateral or any part thereof and thereupon Debtor's right to possession thereof shall absolutely cease and terminate. Secured Party may proceed by appropriate court action or actions either at law or in equity to enforce performance by Debtor of the applicable covenants and provisions of this Agreement or to recover damages for the breach thereof.


         5.09 Sale. Any item of the Collateral may be sold for cash or other value in any number of lots at public auction or private sale without demand or notice (excepting only that the Secured Party shall give Debtor ten (10) days' prior written notice of the time and place of any public sale, or of the time after which a private sale may be made, which notice Debtor and Secured Party hereby agree to be reasonable). At any sale or sales of the Collateral (except at private sale) Secured Party may bid for and purchase the whole or any part of the property and rights so sold and, upon compliance with the terms of such sale, may hold, exploit and dispose of such property and rights without further accountability to Debtor except for the proceeds of such sale or sales. Debtor will execute and deliver, or cause to be executed and delivered, such instruments, documents, registration statements, assignments, waivers, certificates and affidavits, and supply or cause to be supplied such further information and take such further action as Secured Party shall require in connection with such sale.


         5.10 Application of Proceeds. The proceeds of all sales and collections hereunder, and any other moneys (including any cash contained in the Collateral), the application of which is not otherwise herein provided for, shall be applied in such order as Secured Party may determine. As used in this
Section 5.10, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of Debtor or any issuer of or obligor on any of the Collateral.


         5.11 Costs of Collection. Debtor shall pay all costs and expenses which may be incurred by Secured Party with respect thereto, including reasonable attorneys' fees, and all such sums shall be and become a part of the Liabilities.


         5.12 Grant of License to Use Patent, Trademark and Copyright Collateral. For the purpose of enabling the Secured Party to exercise rights and remedies under Article V hereof at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, the Debtor hereby grants to the Secured Party an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, license or sub-license any of the Collateral now owned or hereafter acquired by Debtor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Secured Party shall be exercised, at the option of the Secured Party, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Secured Party in accordance herewith shall be binding upon Debtor notwithstanding any subsequent cure of an Event of Default. The Secured Party agrees to apply the net proceeds received from any license as provided in Section 5.03 hereof.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.01 Other Remedies. In addition to and not in lieu of any other right or remedy Secured Party might have, Secured Party at any time and from time to time at its election may (but shall not be required to) do or perform or comply with or cause to be done or performed or complied with anything which Debtor may be required to do or comply with and Debtor shall reimburse Secured Party upon demand for any cost or expense which Secured Party may incur in such respect, together with interest thereon at the rate for Revolving Loans.

         6.02 Course of Dealing. No course of dealing between Debtor and Secured Party shall operate as a waiver of any rights of it under this Agreement or in respect of the Collateral or the Liabilities. No delay or omission on the part of Secured Party in exercising any right under this Agreement in respect of the Collateral or any Liabilities shall operate as a waiver of such right or any other right hereunder. A waiver on any one occasion shall not be construed as a bar to waiver of any right and/or remedy on any future occasion. No waiver, amendment to, or other modification of this Agreement shall be effective unless it is in writing and signed by Secured Party and Debtor.

         6.03 Discharge. If the Liabilities are paid in full and if all financial arrangements for future borrowings among Debtor, Borrower and Secured Party shall have been terminated, then this Security Agreement and the rights hereby granted shall cease and be void, and at the request of Debtor, and at its sole expense, Secured Party shall release and discharge all the Collateral without recourse against Secured Party and to that end shall execute and deliver to Debtor, at Debtor's own expense, such releases, reassignments, and other documents (or cause the same to be done) as Debtor shall reasonably request, and Secured Party shall pay over to Debtor any money and deliver to it any other property then held by it as Collateral (or cause the same to be done). The receipt of Debtor for the Collateral so delivered shall be a complete and full acquittance therefor, and Secured Party shall thereafter be discharged from any liability or responsibility therefor.


         6.04 Appointment as Attorney and Agent for Debtor with Respect to Security Interest. Debtor hereby irrevocably appoints Secured Party, or any agent or designee of Secured Party, as its lawful attorney and agent, with full power of substitution, to execute and deliver, on behalf of and in the name of Debtor, such financing statements, assignments, notices, and other documents and agreements as Secured Party may deem necessary for the purpose of the creation, perfection, maintenance, continuation, or enforcement of the Security Interest, under any applicable law. Secured Party is hereby authorized to file on behalf of and in the name of Debtor, at Debtor's expense, such financing statements, assignments, mortgages, notices, pledges and other documents and agreements in any appropriate governmental office. The right is expressly granted to Secured Party, in its discretion, in those jurisdictions where the same is permitted, to file one or more financing statements under the UCC or the comparable uniform commercial code of any other jurisdiction signed only by Secured Party, naming Debtor, as debtor, and naming Secured Party, as secured party, and indicating therein the types, or describing the items, of the Collateral.


         6.05 Governing Law, Etc. This Agreement shall be governed by the internal laws of the State of Wisconsin, except to the extent that the UCC or the law of state in which the Collateral is located or deemed located shall be mandatorily applicable to the perfection and enforcement of the Security Interest. All terms which are used in this Agreement which are defined in the UCC shall have the same meanings herein as those terms do in the UCC unless this Agreement shall otherwise specifically provide. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.


         6.06 Notices. All notices, demands and communications provided for herein or made hereunder shall be delivered or mailed in the manner set forth in the Loan Agreement, if to the Secured Party to the addresses set forth in the Loan Agreement, and if to Debtor to the address for Debtor set forth on the signature page hereof.

         6.07 Savings Clause. In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such locations where such law or interpretation is operative, and the invalidity of such provision shall not affect the validity of any remaining provision hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.


                            [Signature Page Follows]

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    OPTIMATION, INC., an Alabama corporation

                                    By: /s/ David P. Gienapp
                                        -------------------------------------
                                    Name:  David P. Gienapp
                                    Its:   Vice President-Finance and
                                           Administration, and Secretary

                                    Address: 2800 Bob Wallace Avenue
                                             Suite L3
                                             Huntsville, AL 35805


   The foregoing Agreement is hereby confirmed and accepted as of the date hereof.

                                    LASALLE BUSINESS CREDIT, INC.


                                    By: /s/ Dale P. Grzenia
                                        --------------------------------------
                                    Name:  Dale P. Grzenia
                                    Its:   Vice President

             SCHEDULE TO THE SECURITY AGREEMENT BY OPTIMATION, INC.
                    IN FAVOR OF LASALLE BUSINESS CREDIT, INC.


                                  Schedule 3.01


  Location of Chief Executive Office and Principal Place of Business of Debtor

2800 Bob Wallace Avenue
Suite L3
Huntsville, AL 35805